SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 13, 2005

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

     Reference is hereby made to the registration statement of Ashford Hospitality Trust, Inc. (the “Company”) on Form S-3 (File No. 333-114283), which became effective as of September 2, 2004 (as amended, the “Registration Statement”), pursuant to which the Company registered the sale of up to $350,000,000 in debt and equity securities for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on January 18, 2005, with respect to the Company’s Common Stock.

     On January 13, 2005, the Company entered into an Underwriting Agreement with Wachovia Capital Markets, LLC and Friedman, Billings, Ramsey & Co. Inc., as representatives of the underwriters listed in Schedule I thereto (the “Underwriters”) in connection with an underwritten public offering (the “Offering”) by the Company of 9,000,000 shares (along with 1,350,000 shares to cover the Underwriters’ over-allotment option) (the “Shares”) of the Company’s common stock, par value $0.01 per share. The sale of the Shares will result in gross aggregate proceeds after the Underwriters’ discount to the Company of approximately $94,588,650 (including the exercise of the Underwriters’ over-allotment option).

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
1.3.2	Underwriting Agreement, dated January 13, 2005, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Wachovia Capital Markets, LLC, and the several underwriters listed thereto.

5.2	Opinion of Hogan & Hartson with respect to the legality of the common shares being issued, dated as of January 19, 2005.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005

ASHFORD HOSPITALITY TRUST, INC.

	By:	/s/ DAVID A. BROOKS

David A. Brooks Chief Legal Officer

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